CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated November 6, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A 33-35604 and 811-6126) of Dreyfus Pennsylvania Municipal Money Market Fund.








                                        ERNST & YOUNG LLP


New York, New York
January 23, 2004